EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Strata Critical Medical, Inc. dated as of June 17, 2026 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(2) under the Securities Exchange Act of 1934, as amended.
Dated: June 17, 2026
Northern Right Capital Management, L.P.
Signature: /s/ Matthew A. Drapkin
Name/Title: Matthew A. Drapkin, Managing Member of BC Advisors, LLC, the general partner of Northern Right Capital Management, L.P.

Northern Right Capital (QP), L.P.
Signature: /s/ Matthew A. Drapkin
Name/Title: Matthew A. Drapkin, Managing Member of BC Advisors, LLC, the gen. part. of Northern Right Capital Management, L.P. the gen. part. of Northern Right Capital (QP), L.P.

Northern Right Long Only Master Fund LP
Signature: /s/ Matthew A. Drapkin
Name/Title: Matthew A. Drapkin, Managing Member of Northern Right Fund GP LLC, the general partner of Northern Right Long Only Master Fund LP

Northern Right Fund GP LLC
Signature: /s/ Matthew A. Drapkin
Name/Title: Matthew A. Drapkin, Managing Member

BC Advisors, LLC
Signature: /s/ Matthew A. Drapkin
Name/Title: Matthew A. Drapkin, Managing Member

Matthew A. Drapkin
Signature: /s/ Matthew A. Drapkin
Name/Title: Matthew A. Drapkin